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                                                                     EXHIBIT 4.9

                      GUARANTEE AND POSTPONEMENT OF CLAIM

TO:  FIRST ONTARIO LABOUR SPONSORED INVESTMENT FUND LTD.

FOR VALUABLE CONSIDERATION, the undersigned, DAVID A. COLLINS (herein referred to as "Collins"), to the extent permitted by applicable law, hereby guarantees payment to FIRST ONTARIO LABOUR SPONSORED INVESTMENT FUND LTD. (hereinafter referred to as the "Lender"), forthwith after demand as hereinafter provided for all of the liabilities which STRIKER PAPER CANADA, INC. (herein referred to as "Striker") has incurred or is under or may incur or be under to the Lender pursuant to:

(a) a certain subordinated loan agreement dated March 20, 1998 made between Striker and the Lender as the same may be amended, modified or supplemented from time to time (the "Subordinated Loan Agreement"); and

(b) a certain shareholders agreement dated March 20, 1998 made between Striker Industries, Inc. the Lender and Striker as the same may be amended, modified or supplemented from time to time (the "Shareholders Agreement"), provided an Event of Default (as defined in the Subordinated Loan Agreement) or a Major Default (as defined in the Shareholders Agreement") has occurred and shall be continuing at the time of demand.

The Subordinated Agreements and the Shareholders Agreement are hereinafter collectively referred to herein as the "Agreements".

The liability of Collins hereunder shall be limited to the sum of Seventy-Five Thousand Dollars ($75,000.00) in lawful money of Canada together with interest on the said sum at the rate of 20% per annum calculated semi-annually not in advance commencing upon demand for payment hereunder by the Lender until the amount demanded shall be paid in full.

And Collins agrees:

1. EXTENSIONS & INDULGENCES DO NOT RELEASE. That the Lender may grant extensions of time or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with Striker and the other parties and securities as the Lender may see fit, and may apply all moneys received from Striker or others, or from securities, upon such part of Striker's liability pursuant to the Agreements as it may think best, without prejudice to or in any way limiting or lessening the liability of Collins under this guarantee.

2. LENDER NOT BOUND TO EXHAUST RECOURSE. That the Lender shall not be bound to exhaust its recourse against Striker or other parties or the securities it may hold before being entitled to payment from Collins under this guarantee.

3. LOSS DOES NOT DISCHARGE. That any loss of or in respect of securities received by the Lender from Striker or any other person, whether occasioned through the fault of the Lender or otherwise, shall not discharge pro tanto or limit or lessen the liability of Collins under this guarantee.

4. A CONTINUING GUARANTEE. This shall be a continuing guarantee and shall cover present liabilities (if any) of Striker to the Lender and all liabilities incurred after the date hereof pursuant to the Agreements
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and shall apply to and secure any ultimate balance due or remaining due to the
Lender pursuant to the Agreements and shall be binding as a continuing security on Collins.

5. NAME CHANGES DO NOT RELEASE. That any change or changes in the name of Striker, shall not affect or in any way limit or lessen the liability of Collins hereunder and this guarantee shall extend to the person, firm or corporation acquiring or from time to time carrying on the business of Striker.

6. LIABILITIES OF AGREEMENTS INCLUDED. All moneys, advances, renewals and credits in fact borrowed or obtained from the Lender under the terms of the Agreements shall comprise the liabilities hereby guaranteed notwithstanding any incapacity, disability or lack or limitation of status or of power of Striker or of the directors, partners or agents thereof, or that Striker may not be a legal entity, or any irregularity, defect or informality in the borrowing or obtaining of such moneys, advances, renewals or credits; and any amount which may not be recoverable from Collins on the footing of a guarantee shall be recoverable from Collins as principal debtor in respect thereof and shall be paid to the Lender after demand therefor as hereinafter provided.

7. SETTLED ACCOUNTS CONCLUSIVE. That any account settled or stated by or between the Lender and Striker shall be accepted by Collins as conclusive evidence that the balance or amount thereby appearing due by Striker to the Lender is so due.

8. NO RELEASE UNTIL CONTINGENCIES RESOLVED. That should the Lender receive from Collins a payment or payments in full or on account of the liability under this guarantee, Collins shall not be entitled to claim repayment against Striker or Striker's estate until the Lender's claims against Striker pursuant to the Agreements have been paid in full; and in case of liquidation, winding up or bankruptcy of Striker (whether voluntary or compulsory) or in the event that Striker shall make a bulk sale of any of Striker's assets within the bulk transfer provisions of any applicable legislation or any composition with creditors or scheme of arrangement, the Lender shall have the right to rank for its full claim and receive all dividends or other payments in respect thereof until its claim has been paid in full and Collins shall continue liable, up to the amount guaranteed, less any payments made by Collins, for any balance which may be owing to the Lender by Striker; and in the event of the valuation by the Lender of any of its securities and/or retention thereof by the Lender, such valuation and/or retention shall not, as between the Lender and Collins, be considered as a purchase of such securities, or as payment or satisfaction or reduction of Striker's liabilities to the Lender, or any part thereof.

9. PAYMENT DUE ON DEMAND. That Collins shall make payment to the Lender of the amount of the liability of Collins forthwith after demand therefor is made in writing and such demand shall be conclusively deemed to have been effectually made when an envelope containing it addressed to Collins at the last address of Collins known to the Lender is deposited, postage prepaid and registered, in the post office.

10. ALL RIGHTS HEREIN IN ADDITION TO OTHER RIGHTS. This instrument is in addition and without prejudice to any securities of any kind (including without limitation guarantees and postponement agreements whether or not in the same form as this instrument) now or hereafter held by the Lender.

11. FORECLOSURE. For greater certainty, foreclosure by the Lender with respect to a certain share pledge and proxy arrangement agreement dated March 20, 1998 between the Lender and Striker Holdings (Canada) Inc. shall extinguish this guarantee and release Collins.
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12.  ENTIRE AGREEMENT.  There are no representations, collateral agreements or conditions with respect to this instrument or affecting Collins's liability hereunder other than as contained herein or in the Release Agreement which is attached as Schedule A to this Guarantee.

13. APPLICABLE LAW. This instrument shall be construed in accordance with the laws of the Province of Ontario and Collins agrees that any legal suit, action or proceeding arising out of or relating to this instrument may be instituted in the courts of such province, and Collins hereby accepts and irrevocably submits to the jurisdiction of such courts and acknowledges their competence and agrees to be bound by any judgment thereof; provided that nothing herein shall limit the Lender's right to bring proceedings against Collins elsewhere.

14. BENEFIT & BINDING. This instrument shall extend to and enure to the benefit of the successors and assigns of the Lender, and shall be binding upon Collins and the heirs, executors, administrators, personal representatives, successors and assigns of Collins.

15. RECEIPT OF COPY ACKNOWLEDGED. The undersigned hereby acknowledges receipt of a true copy of this instrument.

GIVEN under seal at Toronto, this 20th day of March, 1998.


WITNESS:                       )
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Name:                                           DAVID A.  COLLINS




May 18, 1998

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                                   SCHEDULE A

                               RELEASE AGREEMENT

TO:  DAVID A.  COLLINS

Reference is made to a certain guarantee of the obligations of STRIKER PAPER CANADA, INC. ("Striker") made by you in favour of the undersigned, FIRST ONTARIO LABOUR SPONSORED INVESTMENT FUND LTD. ("First Ontario") and dated March 20, 1998 (the "Guarantee").

Reference is also made to:

(a) a certain loan agreement dated March 20, 1998 made between Striker and the First Ontario as the same may be amended, modified or supplemented from time to time (the "Subordinated Loan Agreement"); and

(b) a certain shareholders agreement dated March 20, 1998 made between Striker Industries, Inc. First Ontario and Striker as the same may be amended, modified or supplemented from time to time (the "Shareholders Agreement")

The undersigned has agreed to release you from your obligations with respect to the Guarantee if you perform the following consulting services in the event of a Triggering Event as follows:

1.   For purposes of this agreement:

(a) "First Ontario" shall mean, First Ontario Labour Sponsored Investment Fund Ltd. and its agents.

(b)  "Triggering Event" will be any one of the following events:

     (a)      the insolvency of Striker;

     (b) the appointment of a receiver-manager or receiver over all or substantially all of the property of Striker; or

     (c) the occurrence of a Major Default (as such term is defined in the Shareholders Agreement).

2. In the event of a Triggering Event, you will act as a consultant to First Ontario for such period as First Ontario may require, not exceeding six months commencing promptly following First Ontario's written request. Your duties will be to assist in the
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interim operation of Striker business and to assist First Ontario in seeking a purchaser for Striker business whether in whole or in part.

3. Your engagement as a consultant will be on a basis of two weeks per month in respect of time and attention. You will be an independent contractor and not an employee or agent of First Ontario.

4. Unless First Ontario shall otherwise agree, your consulting services will be rendered at Striker Thorold facility or at the offices of First Ontario or Crosbie & Co. in the City of Toronto, Ontario.

5. During the term of your consulting engagement, First Ontario will pay you the sum of US1,000 dollars per month on a gross basis plus your pre-approved reasonable travel and accommodation costs necessarily incurred in connection with carrying out your duties hereunder.

6. You will at all times during your engagement as a consultant and thereafter, hold confidential all matters relating to your engagement as a consultant as herein contemplated which were not otherwise known by you in your prior capacity as an officer of Striker Industries, Inc. or Striker.

Upon completion of your consulting duties as herein contemplated, First Ontario shall release the Guarantee and provide you with written confirmation of the said release.




May 18, 1998